Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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We  hereby  consent  to  the  incorporation  by  reference  in  this  filing  of
Registration Statement on Form S-8 of our report dated May 9, 2002 with respect to the Financial Statements of Lucas Educational Systems, Inc. for the year ended March 31, 2002.



/s/  S.W. Hatfield
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S.W. Hatfield, CPA
June 24, 2002
Dallas, TX